Exhibit 99.1

BlueLinx Announces First Quarter 2025 Results

ATLANTA, April 29, 2025 – BlueLinx Holdings Inc. (NYSE: BXC), a leading U.S. wholesale distributor of building products, today reported financial results for the three fiscal months ended March 29, 2025.

FIRST QUARTER 2025 HIGHLIGHTS

•Net sales of $709 million
•Gross profit of $111 million, gross margin of 15.7% and specialty product gross margin of 18.7%
•Net income of $2.8 million, or $0.33 diluted earnings per share
•Adjusted net income of $2.3 million, or $0.27 adjusted diluted earnings per share
•Adjusted EBITDA of $19.6 million, or 2.8% of net sales
•Available liquidity of $795 million, including $449 million cash and cash equivalents on hand
•$15 million in share repurchases, with $31 million remaining on the share repurchase authorization as of quarter-end

“Our first quarter results demonstrated our continued ability to drive profitable sales, despite challenging weather and market conditions,” said Shyam Reddy, President, and CEO of BlueLinx. “We are pleased with maintaining solid margins in both specialty products and structural products during the quarter. While current market conditions remain uncertain, we are well-positioned to benefit from an industry recovery given our strong balance sheet, ample liquidity and our continued success executing our long-term profitable sales growth strategy. In addition, we once again returned capital to shareholders by repurchasing $15 million worth of our shares in the quarter. At the end of March, we had $31 million remaining on our share repurchase authorization and remain committed to repurchasing shares opportunistically under this authorization.”

FIRST QUARTER 2025 FINANCIAL PERFORMANCE
In the first quarter of 2025, net sales were $709 million, a decrease of $17 million, or 2% when compared to the first quarter of 2024. Gross profit was $111 million, a decrease of $17 million, or 13%, year-over-year, and gross margin was 15.7%, down 190 basis points from the same period last year.

Net sales of specialty products, which includes products such as engineered wood, siding, millwork, outdoor living, specialty lumber and panels, and industrial products, were $479 million, a decrease of $24 million, or 4.9% when compared to the first quarter of 2024. This decrease in net sales for specialty products in the current fiscal quarter was due to price deflation driven by external market conditions, as well as lower volumes for most categories of specialty products. Gross profit from specialty product sales was $90 million, a decrease of $14 million, or 13.7% when compared to the first quarter of last year. Gross margin for specialty products was 18.7% compared to 20.7% in the prior year quarter, a decline of 200 basis points. The current period included a benefit of $2.4 million, and the prior-period quarter included a net benefit of $6.5 million, for import duty-related items. Excluding these benefits, gross margin was 18.2% and 19.4% for first quarter 2025 and first quarter 2024, respectively, a decline of 120 basis points. The duty items were related to changes in retroactive rates for anti-dumping duties and to classification adjustments for certain goods imported by the Company.

Net sales of structural products, which includes products such as lumber, panels (including plywood and oriented strand board), rebar, and remesh, increased $7.4 million, or 3.3% when compared to the first quarter of 2024, to $230 million in the first quarter of 2025. The increase in structural sales was due to overall increases in lumber pricing, and increased lumber and panel volumes, partially offset by price declines in panels. Gross profit from sales of structural products was $21.4 million, a decrease of $2.3 million from the prior year period, and gross margin was 9.3%, compared to 10.6% in the prior year period. Increased pricing in the current quarter was offset by higher costs of product sold in the current quarter.

Excluding the duty-related items for specialty products, which benefited first quarter 2025 and first quarter 2024, totaling $2.4 million and $6.5 million, respectively, Company gross margin would have been 15.3% and 16.7%, respectively.

Selling, general and administrative (“SG&A”) expenses were $94 million in the first quarter of 2025, $2.8 million higher than the prior year period. The year-over-year change in SG&A was primarily due to continuing technology initiatives associated with our digital transformation and also to higher logistics costs.

Net income was $2.8 million, or $0.33 per diluted share, versus $17.5 million, or $2.00 per diluted share, in the prior year period. Adjusted Net Income was $2.3 million, or $0.27 per diluted share compared to $18.8 million, or $2.14 per diluted share in the first quarter of last year.

Adjusted EBITDA was $19.6 million, or 2.8% of net sales, for the first quarter of 2025, compared to $38.8 million, or 5.3% of net sales in the first quarter of 2024. The current and prior quarterly periods include the benefit of the aforementioned duty-related matters, and not including these items, Adjusted EBITDA would have been $17.1 million, or 2.4% of net sales for first quarter 2025, and $32.3 million, or 4.5% of net sales, in the first quarter of 2024.

Net cash used in operating activities was $(34) million in the first quarter of 2025 and free cash flow was $(40) million. Our first fiscal quarter typically has negative cash flows from operations due to seasonality.

CAPITAL ALLOCATION AND FINANCIAL POSITION
During the first quarter 2025, we invested $6.4 million in property and equipment, primarily for improvements to our distribution facilities and for our digital transformation initiative. We also entered into new finance leases of $28 million, mainly to enhance our fleet. Additionally, we purchased approximately $15 million of the Company’s common stock through open market transactions under our $100 million share repurchase program. At quarter-end, we had $31 million remaining under this authorization and we plan to continue to be opportunistic with respect to repurchasing shares.

As of March 29, 2025, total debt and finance lease obligations, but excluding real property finance lease obligations, was $374 million. This consisted of $300 million of senior secured notes that mature in 2029 and $74 million of finance lease obligations for equipment. Net debt was ($75) million, which consisted of total debt and finance leases excluding real property finance lease obligations of $374 million, less cash and cash equivalents of $449 million, resulting in a net leverage ratio of (0.7x) using a trailing twelve-month Adjusted EBITDA of $112 million. Available liquidity was $795 million which included an undrawn revolving credit facility that had $346 million of availability plus cash and cash equivalents of $449 million.

SECOND QUARTER 2025 OUTLOOK
Through the first four weeks of the second quarter of 2025, specialty product gross margin was in the range of 17% to 18% and structural product gross margin was in the range of 9% to 10%. Average daily sales volumes were improved versus both the first quarter of 2025 and the second quarter of 2024.

CONFERENCE CALL INFORMATION
BlueLinx will host a conference call on April 30, 2025, at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the BlueLinx website at https://investors.bluelinxco.com, and a replay of the webcast will be available at the same site shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live: 1-888-660-6392
Passcode: 9140086

To listen to a replay of the teleconference, which will be available through May 7, 2025:

Domestic Replay: 1-800-770-2030
Passcode: 9140086

ABOUT BLUELINX

BlueLinx (NYSE: BXC) is a leading U.S. wholesale distributor of residential and commercial building products with both branded and private-label SKUs across product categories such as lumber, panels, engineered wood, siding, millwork, and industrial products. With a strong market position, broad geographic coverage footprint servicing 50 states, and the strength of a locally focused sales force, we distribute a comprehensive range of products to our customers which include national home centers, pro dealers, cooperatives, specialty distributors, regional and local dealers and industrial manufacturers. BlueLinx provides a wide range of value-added services and solutions to our customers and suppliers, and we operate our business through a broad network of distribution centers. To learn more about BlueLinx, please visit www.bluelinxco.com.

CONTACT
Tom Morabito
Investor Relations Officer
(470) 394-0099
investor@bluelinxco.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “could,” “expect,” “estimate,” “intend,” “may,” “project,” “plan,” “should,” “will,” “will be,” “will likely continue,” “will likely result,” “would,” or words or phrases of similar meaning.

The forward-looking statements in this press release include statements about our strategy, liquidity, and debt, our long-run positioning relative to industry conditions, future share repurchases, and the information set forth under the heading “Second Quarter 2025 Outlook”.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: adverse housing market conditions; consolidation among competitors, suppliers, and customers; escalating changes in retaliatory trade policies of the United States and other countries; our dependence on international suppliers and manufacturers for certain products and related exposure to risks of new or increased tariffs and other risks that could affect our financial condition; disintermediation risk; pricing and product cost variability; volumes of product sold; competition; the cyclical nature of the industry in which we operate; loss of products or key suppliers and manufacturers; information technology security risks and business interruption risks; effective inventory management relative to our sales volume or the prices of the products we produce; the ability to attract, train, and retain highly qualified associates and other key personnel while controlling related labor costs; potential acquisitions and the integration and completion of such acquisitions; business disruptions; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, wars or other unexpected events; the impacts of climate change; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; the effects of epidemics, global pandemics or other widespread public health crises and governmental rules and regulations; fluctuations in our operating results; our level of indebtedness and our ability to incur additional debt to fund future needs; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating the business; the potential to incur more debt; the fact that we have consummated certain sale leaseback transactions with resulting long-term non-cancelable leases, many of which are or will be finance leases; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; inability to raise funds necessary to finance a required repurchase of our senior secured notes; a lowering or withdrawal of debt ratings; changes in our product mix; increases in fuel and other energy prices or availability of third-part freight providers; changes in insurance-related deductible/retention liabilities based on actual loss development experience; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; interest rate risk, which could cause our debt service obligations to increase; and changes in, or interpretation of, accounting principles.

Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

NON-GAAP MEASURES AND SUPPLEMENTAL FINANCIAL INFORMATION

The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein in the “Reconciliation of Non-GAAP Measurements” table later in this release. The Company cautions that non-GAAP measures are not intended to present superior measures of our financial condition from those measures determined under GAAP and should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. The Company further cautions that its non-GAAP measures, as used herein, are not necessarily comparable to other similarly titled measures of other companies due to differences in methods of calculation.

Adjusted EBITDA and Adjusted EBITDA Margin. BlueLinx defines Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including expenses from share-based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items.

The Company presents Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance. Management believes this metric helps to enhance investors’ overall understanding of the financial performance and cash flows of the business. Management also believes Adjusted EBITDA is helpful in highlighting operating trends. Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results.

We determine our Adjusted EBITDA Margin, which we sometimes refer to as our Adjusted EBITDA as a percentage of net sales, by dividing our Adjusted EBITDA for the applicable period by our net sales for the applicable period. We believe that this ratio is useful to investors because it more clearly defines the quality of earnings and operational efficiency of translating sales to profitability.

Adjusted Net Income and Adjusted Earnings Per Share. BlueLinx defines Adjusted Net Income as Net Income adjusted for certain non-cash items and other special items, including expenses from share-based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items, further adjusted for the tax impacts of such reconciling items. BlueLinx defines Adjusted Earnings Per Share (basic and/or diluted) as the Adjusted Net Income for the period divided by the weighted average outstanding shares (basic and/or diluted) for the periods presented. We believe that Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are useful to investors to enhance investors’ overall understanding of the financial performance of the business. Management also believes Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are helpful in highlighting operating trends.

Our Adjusted Net Income and Adjusted Earnings Per Share (basic and/or diluted) are not presentations made in accordance with GAAP and are not intended to present superior measures of our financial condition from those measures determined under GAAP. Adjusted Net Income and Adjusted Earnings Per Share (basic or diluted), as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. These non-GAAP measures are reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Free Cash Flow. BlueLinx defines free cash flow as net cash provided by, or used in, operating activities less total capital expenditures. Free cash flow is a measure used by management to assess our financial performance, and we believe it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated or used after capital expenditures that can be used for, among other things, investment in our business, strengthening our balance sheet, and repayment of our debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow is not a presentation made in accordance with GAAP and is not intended to present a superior measure of financial condition from those determined under GAAP. Free cash flow, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. This non-GAAP measure is reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities. BlueLinx calculates Net Debt as its total short- and long-term debt, including outstanding balances under our term loan and revolving credit facility and the total amount of its obligations under finance leases, less cash and cash equivalents. Net Debt Excluding Real Property Finance Lease Liabilities is calculated in the same manner as Net Debt, except the total amount of obligations under real estate finance leases are excluded. Although our credit agreements do not contain leverage covenants, a net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement. We believe that Net Debt and Net Debt Excluding Real Property Finance Lease Liabilities are useful to investors because our management reviews both metrics as part of its management of overall liquidity, financial flexibility, capital structure and leverage, and creditors and credit analysts monitor our net debt as part of their assessments of our business. We determine our Overall Net Leverage Ratio by dividing our Net Debt by Twelve-Month Trailing Adjusted EBITDA. Our calculation of Net Leverage Ratio Excluding Real Property Finance Lease Liabilities is determined by dividing our Net Debt Excluding Real Property Finance Lease Liabilities by Twelve-Month Trailing Adjusted EBITDA. We believe that these ratios are useful to investors because they are indicators of our ability to meet our future financial obligations. In addition, our Net Leverage Ratio is a measure that is frequently used by investors and creditors. Our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are not made in accordance with GAAP and are not intended to present a superior measure of our financial condition from measures and ratios determined under GAAP. The calculations of our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are presented in a subsequent table. Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Fiscal Months Ended
	March 29, 2025	March 30, 2024
(In thousands, except per share amounts)
Net sales	$709,226	$726,244
Cost of products sold	598,097	598,563
Gross profit	111,129	127,681
Gross margin	15.7%	17.6%
Operating expenses (income):
Selling, general, and administrative	94,093	91,250
Depreciation and amortization	9,554	9,433
Amortization of deferred gains on real estate	(984)	(984)
Other, net	(2,258)	314
Total operating expenses	100,405	100,013
Operating income	10,724	27,668
Non-operating expenses:
Interest expense, net	6,580	4,624
Income before provision for income taxes	4,144	23,044
Provision for income taxes	1,339	5,552
Net income	$2,805	$17,492

Basic earnings per share	$0.33	$2.02
Diluted earnings per share	$0.33	$2.00

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	March 29, 2025	December 28, 2024
(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$449,020	$505,622
Receivables, less allowances of $4,842 and $4,344, respectively	275,574	225,837
Inventories, net	399,555	355,909
Other current assets	42,154	46,620
Total current assets	1,166,303	1,133,988
Property and equipment, at cost	462,344	443,628
Accumulated depreciation	(187,124)	(194,072)
Property and equipment, net	275,220	249,556
Operating lease right-of-use assets	45,115	47,221
Goodwill	55,372	55,372
Intangible assets, net	25,927	26,881
Deferred income tax asset, net	51,007	50,578
Other non-current assets	14,526	14,121
Total assets	$1,633,470	$1,577,717
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$213,111	$170,202
Accrued compensation	13,598	16,706
Finance lease liabilities - current	15,503	12,541
Operating lease liabilities - current	7,863	8,478
Real estate deferred gains - current	3,935	3,935
Other current liabilities	26,564	21,862
Total current liabilities	280,574	233,724
Long-term debt	295,393	295,061
Finance lease liabilities, less current portion	301,252	280,002
Operating lease liabilities, less current portion	38,718	40,114
Real estate deferred gains, less current portion	62,313	63,296
Other non-current liabilities	19,106	19,079
Total liabilities	997,356	931,276
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.01 par value, 30,000,000 shares authorized, none outstanding	—	—
Common Stock, $0.01 par value, 20,000,000 shares authorized, 8,119,735 and 8,294,798 outstanding, respectively	81	83
Additional paid-in capital	110,973	124,103
Retained earnings	525,060	522,255
Total stockholders’ equity	636,114	646,441
Total liabilities and stockholders’ equity	$1,633,470	$1,577,717

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Fiscal Months Ended
	March 29, 2025	March 30, 2024
(In thousands)
Cash flows from operating activities:
Net income	$2,805	$17,492
Adjustments to reconcile net income to cash used in operations:
Depreciation and amortization	9,554	9,433
Amortization of debt discount and issuance costs	332	330
Insurance recoveries in excess of carrying values of property & equipment	(2,443)	—
Provision for deferred income taxes	(429)	(373)
Amortization of deferred gains from real estate	(984)	(984)
Share-based compensation	2,522	2,350
Changes in operating assets and liabilities:
Accounts receivable	(49,737)	(59,834)
Inventories	(43,646)	(27,304)
Accounts payable	41,784	13,784
Other current assets	1,620	(5,557)
Other assets and liabilities	4,714	19,528
Net cash used in operating activities	(33,908)	(31,135)

Cash flows from investing activities:
Proceeds from asset sales and insurance recoveries	2,540	127
Disbursements for property and equipment	(5,932)	(5,447)
Net cash used in investing activities	(3,392)	(5,320)

Cash flows from financing activities:
Common stock repurchases	(15,005)	—
Repurchase of shares to satisfy employee tax withholdings	(28)	(907)
Principal payments on finance lease liabilities	(4,269)	(3,072)
Net cash used in financing activities	(19,302)	(3,979)

Net change in cash and cash equivalents	(56,602)	(40,434)
Cash and cash equivalents at beginning of period	505,622	521,743
Cash and cash equivalents at end of period	$449,020	$481,309

BLUELINX HOLDINGS INC.
GROSS PROFIT AND GROSS MARGIN
(Unaudited)

The following schedule presents our revenues disaggregated by specialty and structural product category:

	Three Fiscal Months Ended
	March 29, 2025	March 30, 2024
(Dollar amounts in thousands)
Net sales by product category:
Specialty products	$479,387	$503,834
Structural products	229,839	222,410
Total net sales	$709,226	$726,244

Gross profit by product category:
Specialty products	$89,778	$104,049
Structural products	21,351	23,632
Total gross profit	$111,129	$127,681

Gross margin % by product category:
Specialty products	18.7%	20.7%
Structural products	9.3%	10.6%
Company gross margin %	15.7%	17.6%

Effects of benefit for import duty-related items:
Specialty products gross profit	$89,778	$104,049
Less: benefit of import duty-related items	2,434	6,459
Specialty products gross profit, excluding benefit of import-duty related items	$87,344	$97,590
Specialty products gross margin %, excluding benefit of import-duty related items	18.2%	19.4%

Total gross profit	$111,129	$127,681
Less: benefit of import duty-related items	2,434	6,459
Total gross profit, excluding benefit of import duty-related items	$108,695	$121,222
Company gross margin %, excluding benefit of import duty-related items	15.3%	16.7%

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(Unaudited)

The following two tables reconcile Net income to Adjusted EBITDA (non-GAAP) for the reporting periods indicated:

	Three Fiscal Months Ended
	March 29, 2025	March 30, 2024
(In thousands)
Net income	$2,805	$17,492
Adjustments:
Depreciation and amortization	9,554	9,433
Interest expense, net	6,580	4,624
Provision for income taxes	1,339	5,552
Share-based compensation expense	2,522	2,350
Amortization of deferred gains on real estate	(984)	(984)
Restructuring and other(1)(4)	(2,258)	314
Adjusted EBITDA	$19,558	$38,781

	Trailing Twelve Fiscal Months Ended
	March 29, 2025	December 28, 2024	March 30, 2024
(In thousands)
Net income	$38,429	$53,116	$47,358
Adjustments:
Depreciation and amortization	38,609	38,488	33,758
Interest expense, net	21,320	19,364	21,083
Provision for income taxes	13,358	17,571	32,937
Share-based compensation expense	7,921	7,749	9,836
Amortization of deferred gains on real estate	(3,934)	(3,934)	(3,934)
Gain from sales of property(1)	(272)	(272)	—
Pension settlement and related cost(1)(2)	(2,481)	(2,481)	32,223
Acquisition-related costs(1)(3)	—	—	178
Restructuring and other(1)(4)	(817)	1,755	1,212
Adjusted EBITDA	$112,133	$131,356	$174,651

The following notes relate to both of the tables presented above for Adjusted EBITDA:

(1)Reflects non-recurring items of approximately $2.3 million in net non-beneficial items in the current quarter and $0.3 million in beneficial items in the prior quarterly period. For the trailing twelve months ended March 29, 2025, December 28, 2024, and March 30, 2024, reflects approximately $3.6 million of net non-beneficial items, $1.0 million of net non-beneficial items, and $33.6 million of net beneficial items, respectively.
(2)Reflects expenses and related adjustments to our previously disclosed settlement of the BlueLinx Corporation Hourly Retirement Plan (defined benefit) in 4Q 2023.
(3)Reflects primarily legal, professional, technology and other integration costs.
(4)Includes insurance recoveries received in 1Q 2025 that exceeded the carrying values of property and equipment damaged or destroyed at our Erwin, Tennessee owned facility by Hurricane Helene in late third quarter 2024, expenses related to our 2023 restructuring efforts such as severance, and other one-time non-operating items in 2025, 2024, and 2023.

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS (continued)
(Unaudited)

The following tables reconciles Net income and Diluted earnings per share to Adjusted net income (non-GAAP) and Adjusted diluted earnings per share (non-GAAP):

	Three Fiscal Months Ended
	March 29, 2025	March 30, 2024
(In thousands, except per share data)
Net income	$2,805	$17,492
Adjustments:
Share-based compensation expense	2,522	2,350
Amortization of deferred gains on real estate	(984)	(984)
Restructuring and other	(2,258)	314
Tax impacts of reconciling items above (1)	233	(405)
Adjusted net income	$2,318	$18,767

Basic EPS	$0.33	$2.02
Diluted EPS	$0.33	$2.00

Weighted average shares outstanding - Basic	8,257	8,653
Weighted average shares outstanding - Diluted	8,328	8,742

Non-GAAP Adjusted Basic EPS	$0.28	$2.16
Non-GAAP Adjusted Diluted EPS	$0.27	$2.14

(1)Tax impact calculated based on the effective income tax rate for the respective three-month periods presented

In the following table, our Adjusted EBITDA margin (non-GAAP) is calculated and compared to Net income as a percentage of Net sales, with and without the benefits of the import duty-related items:

	Three Fiscal Months Ended
	March 29, 2025	March 30, 2024
(Dollar amounts in thousands)
Net sales	$709,226	$726,244
Net income	$2,805	$17,492
Net income as a percentage of Net sales	0.4%	2.4%

Net sales	$709,226	$726,244
Adjusted EBITDA - non-GAAP(1)	$19,558	$38,781
Adjusted EBITDA margin - non-GAAP	2.8%	5.3%

Excluding benefit for import duty-related items:
Adjusted EBITDA - non-GAAP(1)	$19,558	$38,781
Less: benefit of import duty-related items	2,434	6,459
Adjusted EBITDA - non-GAAP(1), excluding benefit of import duty-related items	$17,124	$32,322
Adjusted EBITDA margin - non-GAAP, excluding benefit of import duty-related items	2.4%	4.5%

(1)See the table that reconciles Net income to Adjusted EBITDA (non-GAAP)

BLUELINX HOLDINGS INC.
LIQUIDITY MEASURES
(Unaudited)

The following schedule reconciles Total debt and finance leases to: Net debt (non-GAAP) and to Net debt excluding finance lease liabilities for real property (non-GAAP). The calculations of Net leverage ratio (non-GAAP) and Net leverage ratio excluding real property finance leases liabilities (non-GAAP) are also presented.

	As of
	March 29, 2025	December 28, 2024	March 30, 2024
($ amounts in thousands)
Long term debt(1)	$300,000	$300,000	$300,000
Finance lease liabilities for equipment and vehicles	74,365	49,785	48,445
Finance lease liabilities for real property	242,390	242,758	243,622
Total debt and finance leases	616,755	592,543	592,067
Less: available cash and cash equivalents	449,020	505,622	481,309
Net debt (non-GAAP)	$167,735	$86,921	$110,758

Net debt, excluding finance lease liabilities for real property (non-GAAP)	$(74,655)	$(155,837)	$(132,864)

Trailing twelve-month adjusted EBITDA (non-GAAP, see above reconciliations)	$112,133	$131,356	$174,651

Net leverage ratio	1.5x	0.7x	0.6x
Net leverage ratio excluding real property finance lease liabilities(2)	(0.7x)	(1.2.x)	(0.8x)

(1) As of March 29, 2025, December 28, 2024, and March 30, 2024, our long-term debt is comprised of $300 million of senior-secured notes issued in October 2021. These notes are presented under the long-term debt caption of our unaudited condensed consolidated balance sheets at $295.4 million, $295.1 million, and $294.1 million as of March 29, 2025, December 28, 2024, and March 30, 2024, respectively. This presentation is net of their unamortized issuance costs and discount. Our senior secured notes are presented in this table at their face value for the purposes of calculating our net leverage ratio.
(2) Net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement.

The following schedule reconciles Net cash provided by operating activities to Free cash flow (non-GAAP):

	Three Fiscal Months Ended
	March 29, 2025	March 30, 2024
(In thousands)
Net cash used in operating activities	$(33,908)	$(31,135)
Less: Disbursements for property and equipment	(5,932)	(5,447)
Free cash flow - non-GAAP	$(39,840)	$(36,582)